Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Kellee McGahey (843) 529-5574

South State Corporation and Southeastern Bank Financial Corporation Complete Merger

COLUMBIA, SC (January 4, 2017) – South State Corporation (NASDAQ: SSB) announced today the completion of its merger with Southeastern Bank Financial Corporation (OTC: SBFC) (Southeastern).

Under terms of the merger agreement, Southeastern shareholders will receive 0.7307 shares of South State common stock in exchange for each Southeastern share they owned, or an aggregate of approximately 4,990,000 shares of South State common stock.

Georgia Bank & Trust Company of Augusta, Southeastern’s bank subsidiary, which also operates as Southern Bank & Trust, a division of Georgia Bank & Trust Company of Augusta, in South Carolina, has merged with South State Bank, a South Carolina banking corporation and the wholly-owned banking subsidiary of South State Corporation.

“We are pleased to announce the completion of this merger with Southeastern,” said Robert R. Hill, Jr., chief executive officer of South State Corporation. “The Southeastern team has enjoyed many years of success and we look forward to working with them and continuing to serve their customers.”

With this merger, South State Corporation will have assets approaching $11.0 billion and a market capitalization of approximately $2.5 billion.

“While this is a new chapter for Southeastern, we are excited to continue to build on our accomplishments for the benefits of our customers in the Augusta and Aiken communities,” said R. Daniel Blanton, CEO of Southeastern Bank Financial Corporation. “By merging with a high-performing regional bank like South State, we look forward to the increased opportunities available to our customers, employees and shareholders.”

With the merger, 12 total branches will be added to the South State footprint, 9 in Georgia and 3 in South Carolina, increasing accessibility and convenience for customers throughout the three-state banking network.  South State will operate 128 locations within South Carolina, Georgia and North Carolina.  The system conversion and Georgia Bank & Trust and Southern Bank & Trust branch signage will transition to South State Bank over Presidents’ Day weekend, February 17 - February 20.

In addition, former Georgia Bank & Trust board member Grey B. Murray has been appointed to the South State Corporation Board of Directors.  He currently serves as President of United Brokerage Company, Inc., headquartered in Augusta, Georgia, and is active in various civic and community organizations in Augusta.

South State Corporation is the largest bank holding company headquartered in South Carolina. Founded in 1933, the company’s primary subsidiary, South State Bank, has been serving the financial needs of its local communities in 24 South Carolina counties, 13 Georgia counties and 4 North Carolina counties for over 80 years. The bank also operates Minis & Co., Inc. and First Southeast 401K Fiduciaries, Inc., both registered investment advisors; and First Southeast Investor Services, Inc., a limited purpose broker-dealer. Prior to giving effect to the merger, South State Corporation has assets of approximately $8.8 billion and its stock is traded under the symbol SSB on the NASDAQ Global Select Market. More information can be found at www.SouthStateBank.com.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions of the future, are intended to identify forward looking statements. South State Corporation (“SSB”) cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties, include, among others, the following possibilities: the outcome of any legal proceedings that may be instituted against SSB or Southeastern Bank Financial Corporation (“SBFC”); the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where SSB and SBFC do business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; SSB’s ability to complete the acquisition and integration of SBFC successfully; credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed; interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; liquidity risk affecting the bank’s ability to meet its obligations when they come due; price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; transaction risk arising from problems with service or product delivery; compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; strategic risk resulting from adverse business decisions or improper implementation of business decisions; reputation risk that adversely affects earnings or capital arising from negative public opinion; terrorist activities risk that results in loss of consumer confidence and economic disruptions; cyber security risk related to SSB’s dependence on internal computer systems and the technology of outside service providers, as well as potential impacts of third party security breaches, subjects the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; economic downturn risk resulting changes in the credit markets, greater than expected noninterest expenses, excessive loan losses and other factors and the implementation of federal spending cuts currently scheduled to go into effect; and other factors that may affect future results of SSB and SBFC. Additional factors that could cause results to differ materially from those described above can be found in SSB’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended September 30, 2016, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investor Relations” section of SSB’s website, http://www.southstatebank.com, under the heading “SEC Filings” and in other documents SSB files with the SEC, and in SBFC’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarter ended September 30, 2016, each of which is on file with the SEC and in other documents SBFC files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. SSB does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.